Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-4186 and 333-30149) pertaining to the 1995 Directors Stock Option Plan, 1995 Employee Stock Purchase Plan, 1993 Stock Plan of Conceptus, Inc. of our report dated February 2, 1998, with respect to the consolidated financial statements of Conceptus, Inc. included in this Annual Report
(Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



Palo Alto, California
March 25, 1998